UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 25, 2007

Infinity Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-31141	33-0655706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

780 Memorial Drive, Cambridge, MA	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 453-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.     Results of Operations and Financial Condition.

On October 29, 2007, we issued a press release announcing our results for the quarter ended September 30, 2007 and will conduct a previously-announced, publicly-available conference call to discuss those results. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information responsive to Item 2.02 of this Form 8-K and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On October 25, 2007, Julian Adams was appointed our President of Research & Development and Chief Scientific Officer, and from that date no longer serves as our President. Dr. Adams remains an executive officer as defined in Rule 16a-1(f) promulgated under the Exchange Act.

(c) On October 25, 2007, our Board of Directors appointed Steven H. Holtzman, 53, to serve as our President. Mr. Holtzman has served as our Chief Executive Officer and as Chair of our Board of Directors since September 2006; he was a co-founder of Infinity Discovery, Inc. (“Old Infinity”) and served as Chair of its Board of Directors and as its Chief Executive Officer from 2001 until its merger with Discovery Partners International, Inc. in September 2006. Mr. Holtzman also served as President of Old Infinity from July 2001 to February 2006. From 1994 to 2001, Mr. Holtzman served as Chief Business Officer of Millennium Pharmaceuticals, Inc., a publicly traded pharmaceutical company. From 1996 to 2001, Mr. Holtzman served as a presidential appointee to the National Bioethics Advisory Commission, the principal advisory body to the President and Congress on ethical issues in the biomedical and life sciences. Prior to joining Millennium Pharmaceuticals, Inc., from 1986 to 1994, Mr. Holtzman was a founder and Executive Vice President of DNX Corporation, a publicly traded biotechnology company. Mr. Holtzman is a director of Anadys Pharmaceuticals, Inc., a publicly traded biopharmaceutical company, and a trustee of The Hastings Center for Ethics and the Life Sciences and Berklee College of Music. Mr. Holtzman received a B.A. in Philosophy from Michigan State University and a B.Phil. in Philosophy from Oxford University, which he attended as a Rhodes Scholar.

We entered into an offer letter with Mr. Holtzman when he was initially hired by Old Infinity in 2001. This letter provides that if his employment is terminated by us without “cause” or by Mr. Holtzman for “good reason,” as each of those terms is defined in the offer letter, and upon execution by Mr. Holtzman of a severance agreement and release of claims, he will be eligible to receive salary continuation until the first anniversary of the date of his termination or, if earlier, the date on which he begins work with another employer or as a consultant or independent contractor, on either a full-time or part-time basis. Additional information regarding Mr. Holtzman’s compensation can be found in the proxy statement for our 2007 annual meeting of stockholders, which we filed with the Securities and Exchange Commission on April 18, 2007.

(e) On October 25, 2007, the Compensation Committee of our Board of Directors approved amendments to the offer letters previously entered with each of Mr. Holtzman, Dr. Adams and Adelene Q. Perkins in order for the severance provisions contained therein to comply with Section 409A of the Internal Revenue Code. Those amendments are attached hereto as Exhibits 99.3 through 99.5 and are incorporated herein by reference.

Item 8.01.     Other Events.

On October 25, 2007, we announced preliminary results from our ongoing Phase 1/2 clinical trial of IPI-504 in patients with advanced non-small cell lung cancer. The full text of our press release announcing these results is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d) The following exhibits are included in this report:

Exhibit No.	Description
99.1	Press release dated October 29, 2007

99.2	Press release dated October 25, 2007

99.3	Amendment to offer letter with Steven H. Holtzman, dated October 25, 2007

99.4	Amendment to offer letter with Julian Adams, dated October 25, 2007

99.5	Amendment to offer letter with Adelene Q. Perkins, dated October 25, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINITY PHARMACEUTICALS, INC.

Date: October 30, 2007	By:	/s/ Adelene Q. Perkins
Adelene Q. Perkins
Executive Vice President & Chief Business Officer